AUCTION PROCEDURES

The following procedures (collectively, the “Auction Procedures”) shall govern the auction sale (the “Auction”) of the assets (collectively, the “Assets”) of HydroGen, L.L.C. (the “Debtor”), in a single sale to a single purchaser or in several sales to more than one purchaser (the “Sale(s)”), as set forth in the Debtor’s emergency motion for orders (A)(i) approving auction procedures and bidding protections to be employed in connection with the proposed sale of the Debtor’s assets, (ii) scheduling an auction and hearing to consider approval of the Sale(s) of such assets (the “Sale Hearing”), and (iii) approving the Debtor’s form of proposed asset purchase agreement (the “Form Asset Purchase Agreement”); (B) approving notice (the “Auction and Sale Hearing Notice”) of respective dates, times, and places for auction and for hearing on approval of (i) the Sale(s) of assets and (ii) assumption and assignment of certain executory contracts and unexpired leases (collectively, the “Assumed Contracts”); (C) authorizing the Sale(s) of the assets, free and clear of all liens, claims, encumbrances, and other interests; (D) authorizing the assumption and assignment of certain executory contracts and unexpired leases in connection with such Sale(s) and the rejection of other executory contracts and unexpired leases; (E) authorizing the Debtor to consummate all transactions related to the above; and (F) granting other relief (the “Sale Motion”),1  filed in the United States Bankruptcy Court for the Southern District of New York (the “Court”) on November 14, 2008.

The Auction Procedures have been approved and authorized by an order of the Honorable Arthur J. Gonzalez, United States Bankruptcy Court Judge, dated November 19, 2008 (the “Scheduling Order”), in the Chapter 11 case of the Debtor, which were commenced on October 22, 2008 (the “Petition Date”).

Assets to be Sold

The Debtor will consider bids for any or all of the Assets in a single sale to a single bidder or in multiple sales to multiple bidders. The Assets will be sold free and clear of all liens, claims, encumbrances, and other interests. The Assets to be so auctioned will include all of the Debtor’s assets and operations located in Pennsylvania, Ohio, and elsewhere.

Mailing the Auction and Sale Hearing Notice

No later than one business day following the entry of the Scheduling Order, the Debtor will cause the Auction and Sale Hearing Notice to be sent by email, facsimile, and/or overnight delivery to (a) all parties that have previously expressed any interested in purchasing the Assets (including all parties that have signed confidentiality agreements) in the past two years, as identified by the Debtor using its reasonable best efforts and by its professionals, (b) the Office of the United States Trustee, (c) counsel to the Committee, (d) each of the Lenders and counsel to the Agent, (e) all parties-in-interest that have requested notice pursuant to Rule 2002, (f) all parties to the Debtor’s executory contracts and unexpired leases that may be subject to assumption and assignment or rejection pursuant to the Sale(s), (g) all parties that the Debtor believes could potentially have a lien on the Assets, and (h) all government agencies (including the Internal Revenue Service) required to receive notice of proceedings under the Bankruptcy Rules (collectively, the “Notice Parties”), and by First Class U.S. Mail, postage pre-paid, to all other creditors known to the Debtor as of the Petition Date (collectively, the “Notice Procedures”). The Debtor shall provide the Agent and the Committee with a list of the Potential Purchasers and shall notify them as requests for information regarding the Assets are received. The Debtor may publish the Auction and Sale Hearing Notice (or an abbreviated version thereof) prior to the Auction in one or more appropriate newspapers or trade publications if it determines that doing so is in the best interest of its estate.

[1]	All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Sale Motion.

Any party that wishes to obtain a copy of the Sale Motion, the Form Asset Purchase Agreement, the Auction and Sale Hearing Notice, or any related public documents, should contact: Law Offices of David C. McGrail, 676A Ninth Ave. #211, New York, NY 10036, Facsimile: (646) 224-8377, Email: dmcgrail@davidmcgraillaw.com.

Any party that wishes to obtain information concerning the Assets should do so in writing directed to HydroGen, L.L.C., 10 East 40th Street, New York, NY 10016, Suite 3405 Attn: Scott M. Schecter (sschechter@hydrogenllc.com) and Christopher J. Garofalo, Esq. (cgarofalo@hydrogenllc.com), with a copy to Triax Capital Advisors, LLC, 75 Rockefeller Plaza, 16th Floor, New York, NY 10020 Attn: Joseph E. Sarachek, Esq. (jsarachek@triaxadvisors.com), and Marc B. Ross (mross@triaxadvisors.com).

Indication of Interest

The Debtor will send a form of confidentiality agreement to any person who responds to the Auction and Sale Hearing Notice indicating an interest in participating in the Auction, requesting information about the Assets, and complying with all the conditions set forth herein.

Confidentiality Agreement and Selection of Qualified Bidders

Potential purchasers who have not already done so will be required (a) to provide information and other material demonstrating, to the Debtor’s reasonable satisfaction, that such bidder has the financial wherewithal to consummate the proposed transaction and (b) to complete and execute a confidentiality agreement acceptable to the Debtor. The Debtor will qualify potential purchasers for continuing with the sales process. The Debtor will promptly notify potential purchasers who have returned the confidentiality agreement and who have satisfactory financial qualifications that they have been selected as a qualified bidder (each, a “Qualified Bidder” and collectively, the “Qualified Bidders”). Such Qualified Bidders will then be allowed to perform reasonable due diligence, as described in greater detail herein. Each of the Lenders shall be deemed to be a Qualified Bidder. The Debtor shall provide the Agent and the Committee with a list of Qualified Bidders prior to the Auction.

Notification of Stalking Horse Agreement

The Debtor reserves the right, in consultation with the Agent and the Committee, subject to Court approval, and subject to higher and better offers at the Auction, to enter into an asset purchase agreement with any entity for all or any portion of the Assets, which may contain certain customary terms and conditions (including an expense reimbursement and/or a break-up fee) (a “Stalking Horse Agreement”). In the event the Debtor decides to enter into such an agreement, the Debtor will send notification (along with a copy of such agreement) to each person to whom the Auction and Sale Hearing Notice and the Motion had been sent.

In the event that the Debtor does enter into a Stalking Horse Agreement prior to the Auction and such agreement provides for the payment to the Stalking Horse of a break-up fee and/or expense reimbursement (which would be payable from the proceeds of a higher or better transaction), any minimum initial overbid at the Auction by another Qualified Bidder other than the Stalking Horse must be in an amount at least equal to (a) the proposed purchase price set forth in the Stalking Horse Agreement plus (b) the aggregate amount of any agreed upon break-up fee and/or expense reimbursement provided for in the Stalking Horse Agreement plus (c) $20,000. Any subsequent overbid thereafter will be in additional increments as determined by the Debtor at the Auction, with the Stalking Horse waiving the break-up fee upon re-bidding.

The Asset Purchase Agreement and Due Diligence

The Debtor will send to each Qualified Bidder a copy of the Form Asset Purchase Agreement for the sale of the Assets or, if applicable, a Stalking Horse Agreement. The Debtor will provide reasonable access to its books, records, facilities, and executives to the Qualified Bidders for the purpose of conducting due diligence.

Submission of Bids

Any Qualified Bidder desiring to submit a bid at the Auction must deliver such bid (including, without limitation, such bidder’s indicia of financial wherewithal and adequate assurance of future performance with respect to any unexpired lease or executory contract that would be assigned and assigned in connection with any Sale thereto) in writing to: HydroGen, L.L.C., 10 East 40th Street, New York, NY 10016, Suite 3405 Attn: Scott M. Schecter and Christopher J. Garofalo, Esq., with a copy to (a) Law Offices of David C. McGrail, Esq. 676A Ninth Ave. #211, New York, NY 10036; (b) Triax Capital Advisors, LLC, 75 Rockefeller Plaza, 16th Floor, New York, NY 10020 Attn: Joseph E. Sarachek, Esq., and Marc B. Ross (c) the Office of the United States Trustee, Brian Masumoto, Esq., 33 Whitehall Street, 21st Floor, New York, New York 10004; (d) counsel to the Official Committee of Unsecured Creditors, Schuyler G. Carroll, Esq., and Adrienne W. Blankley, Esq., Arent Fox LLP, 1675 Broadway, New York, NY 10019; and (e) counsel to Federated Kaufmann Fund, as agent for the Lenders, Michael J. Venditto, Esq., and Jason M. Barr., Esq., Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, New York 10022, so that such bid is actually received by no later than 5:00 p.m. on December 5, 2008.

A bid must consist of (a) an executed version of the asset purchase agreement with marked alterations against the Form Asset Purchase Agreement, if desired, provided that parties bidding on less than substantially all of the Assets may bid using their own forms. Specifically, a bid shall consist of (a) an executed version of the asset purchase agreement with marked alterations, if desired, or another form with respect to bids on less than substantially all of the Assets and (b) an earnest money deposit (the “Earnest Money Down Payment”) equal to 20% of the proposed purchase price in the form of a certified check or wire transfer payable to an escrow agent to be determined by the Debtor. The Earnest Money Down Payment will serve as a down payment that is credited toward with purchase price with respect to any Sale(s) that closes. Bids must (a) specify the portion of consideration to be paid in cash and the portion to be paid in any other form of value (if any); (b) if any consideration is to be provided in a form other than cash, provide information concerning such consideration to permit the Debtor to accurately assess the value of such consideration; (c) if the bid contemplates a purchase of less than all of the Assets, provide sufficient detail concerning which assets are to be purchased thereby; (d) provide sufficient indicia that such bidder or its representative is legally empowered, by power of attorney or otherwise, and financially capable (i) to bid on behalf of the prospective bidder and (ii) to complete and sign, on behalf of the bidder, a binding and enforceable asset purchase agreement; (f) not contain any contingencies to the validity, effectiveness, and or binding nature of the offer, including, without limitation, contingencies for financing, due diligence, or inspection; and (g) identify with particularity each and every executory contract or unexpired lease the assumption and assignment of which is a condition to Closing. The Debtor will also, however, entertain term sheets for a proposed equity or debt investment in the Debtor’s business and/or plan of reorganization.

Assumption and Assignment of Executory Contracts and Unexpired Leases

If any bid is conditioned on the assumption and assignment of executory contracts and unexpired leases, then such bidder shall provide information satisfactorily evidencing its ability to provide adequate assurance of future performance of such contracts or leases along with its bid (an “Adequate Assurance Package”).

All bids will be kept confidential with access restricted to the Debtor, the Committee, the Agent, and their respective professionals. Bids may, however, be revealed to any other party at the option of the Debtor. The Debtor may request additional information from a bidder in order to evaluate the bidder’s ability to consummate a transaction and to fulfill its obligations in connection therewith, and such bidder will be obligated to provide such information as a precondition to participating in the Auction.

The Auction and Selection of the Winning Bid or Bids

The Auction will be conducted at the offices of Arent Fox LLP, 1675 Broadway, New York, NY 10019, or at another location disclosed by the Debtor to Qualified Bidders, on December 8, 2008 at 10:00 a.m. All bidders must appear in person at the Auction, or through a duly authorized representative. If multiple bids satisfying all Auction requirements are received, each party will have the right to continue to improve its bid at the Auction. The Auction will be conducted openly, and each bidder will be informed of the terms of the previous bid. Any subsequent bids will be in any minimum monetary increments set by the Debtor after consultation with the Agent and the Committee and announced at the Auction. Absent irregularities in the conduct of the Auction, or reasonable and material confusion during the bidding, the Bankruptcy Court will not consider bids after the Auction has been closed

At the conclusion of the Auction, and subject to Court approval following the Auction, the winning bid or bids will be selected by the Debtor, in consultation with the Agent and the Committee; provided that the Debtor shall request that the Bankruptcy Court hear and resolve any disagreement among the Debtor, the Committee, and the Agent with respect to the identity of the winning bidder or bidders on an expedited basis. Subject to the reservation of rights set forth below, immediately prior to the adjournment of the Auction, the entity or entities that made the highest and/or best bid or bids shall complete and sign all agreements, contracts, instruments, or other documents evidencing and containing the terms and conditions upon which such bid or bids were made.

Notice of Winning Bid or Bids / Supplement

The Debtor will file with this Court a supplement (the “Supplement”) that will inform the Court of the results of the Auction and the highest or best bid or bids for the Assets. The Supplement will identify, among other things, (a) the proposed purchaser or purchasers of the Assets, (b) the consideration to be paid by such purchaser or purchasers for the Assets, (c) the material terms upon which such purchase or purchases are based, (d) any executory contracts and unexpired leases to be assumed and assigned to the purchaser or purchasers in connection with the Sale(s), and (e) the treatment of any liens attached to Assets to be sold. In addition, the Debtor will attach to the Supplement, as exhibits, (a) any revised proposed order or orders approving the Sale(s), as outlined in the Supplement and (b) copies of the asset purchase agreement or agreements entered into by the Debtor and the purchaser or purchasers of the Assets. The Debtor will file and serve the Supplement so that it is received by the Notice Parties no later than December 10, 2008 at 5:00 p.m. The Debtor will also serve the Supplement on any person who submits a written request and either an email address or a location in New York City for hand delivery so that such request is actually received by Debtor’s counsel by 5:00 p.m. on December 8, 2008.

 Notice of Proposed Assignment and Cure Amounts

No later than one business day following the entry of the Scheduling Order, the Debtor will file with this Court and serve on all non-debtor parties to its executory contracts and unexpired leases a notice (the “Contract Notice”) that will inform such parties of (A) the possibility that the Debtor may seek to assume, assign, and transfer some or all of its executory contracts and unexpired leases to a purchaser(s) of any or all of the Assets in connection with a Sale(s), (B) the amount, if any, that the Debtor believes would be required to be paid to cure any monetary default related to each such designated contract or lease if it were so assumed and assigned, in satisfaction of section 365(b) of the Bankruptcy Code (the “Cure Amount”), and (C) the possibility that the Debtor will seek to reject, at the Sale Hearing, any such executory contracts and unexpired leases that are not assumed and assigned to a purchaser(s) of the Assets in connection with the Sale(s).

Objections

Objections to all relief requested in the Motion, other than the Initial Relief, if any, including those that relate to the proposed assumption and assignment of an Assumed Contract (including, but not limited to, any objections relating to the validity of the Cure Amount as determined by the Debtor or otherwise to assert that any amounts, defaults, conditions, or pecuniary losses must be cured or satisfied under any of the assigned executory contracts or unexpired leases as of the Sale Hearing Date (a “Cure Objection”)) shall be filed and served so as to be received by the undersigned no later than 5:00 p.m. on December 12, 2008 (the “Objection Deadline”).

Unless a Cure Objection is filed and served by a party to an Assumed Contract or a party interested in an Assumed Contract by the Objection Deadline, all interested parties that have received actual or constructive notice hereof shall be deemed to have waived and released any right to assert a Cure Objection and to have otherwise consented to the assignment of the Assumed Contract and shall be forever barred and estopped from asserting or claiming against the Debtor, the winning Qualified Bidder, or any other assignee of the relevant Assumed Contract that any additional amounts are due or defaults exist, or conditions to assignment must be satisfied, under such Assumed Contract for the period prior to the Sale Hearing Date.

Court Approval

A hearing on all of the relief requested in this Motion (other than the Initial Relief) and to consider the results of the Auction will be held before the Honorable Arthur J. Gonzalez, United States Bankruptcy Court Judge, at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, Room 523, New York, New York 10004, on or about December 15, 2008 at 9:30 a.m. (the “Sale Hearing Date”).

Closing

The closing is expected to occur soon after the Bankruptcy Court approves the Sale(s).

Failure to Consummate Purchase

If the entity or entities that make or makes the highest and best bid or bids fail or fails to consummate the purchase or purchases of the Assets, and such failure to consummate the purchase or purchases is the result of a breach by the winning bidder or bidders, the Earnest Money Down Payment shall be forfeited to the Debtor and the Debtor specifically reserves the right to seek all available damages from the defaulting offeror. All bids submitted for the purchase of the Assets shall remain open, and all deposits held in escrow until the sale of the Debtor’s Assets to the proposed purchaser or purchasers is consummated. In the event that the proposed purchaser or purchasers are unable to consummate the Sale(s) the next highest and/or best bidder will then be required to consummate on the Sale(s).

Return of the Earnest Money Down Payments

If winning bids have been selected and sales of the Assets to the winning bidder or bidders have been approved by the Court by final, non-appealable order and have closed, the Earnest Money Down Payments of the Qualified Bidders who are not winning bidders shall be returned promptly.

Reservation of Rights; Deadline Extensions

The Debtor reserves the right, in consultation with the Agent and the Committee, to (a) impose additional terms and conditions at or prior to the Auction; (b) extend the deadlines set forth in the Auction Procedures and/or adjourn the Auction at the Auction and/or the Sale Hearing in open court without further notice; (c) withdraw any or all of the Assets from sale at any time prior to or during the Auction and to make subsequent attempts to market the same; and (d) reject any or all bids if, in the Debtor’s reasonable judgment, no bid is for a fair and adequate price. In addition, the Debtor, in consultation with the Committee and the Agent, may impose such other terms and conditions and may modify, abridge, amend, waive, condition or otherwise alter any of the terms hereof as it determines to be in the best interests of the estate, creditors, and other parties-in-interest in any manner not inconsistent with the Court’s local rules or administrative orders.

The Lenders’ Right to “Credit Bid”

Subject to their compliance with the terms, conditions, and deadlines set forth herein, the Debtor acknowledges each Lender’s right to “credit bid” to the extent of its allowed claim or their right to credit bid jointly to the extent of their allowed claims, for any or all of the Assets pursuant to Bankruptcy Code section 363(k); provided that a Lender may only credit bid individually if its bid would satisfy the other Lender’s allowed claim in full or the other Lender consents in writing to the Sale(s) in the event the Lender that credit bids is the winning bidder. The Lenders shall not be required to provide an Earnest Money Down Payment to the extent of any such credit bid.